World Surveillance Group Inc. 2012 Annual Shareholders Meeting July 24, 2012

2 WSGI’s Recent Accomplishments • Secured and began to receive monthly funding pursuant to $5.5 million financing commitment signed in February 2012. • In conjunction with our government sponsors, successfully completed payload testing of the Argus One UAV in Nevada. • Delivered the Performance Data Report regarding the flight testing of the Argus One UAV in satisfaction of the Company’s contract with Space Florida. • In response to discussions with interested government agencies, designed and have begun the construction of a new Blimp in a Box ™ airborne platform. • Continued to build our intellectual property portfolio by filing a provisional patent application on our new compact, lighter - than - air releasable aerostat. • Continued high level discussions with various U.S. and international government and government - related agencies regarding the sale of the Company’s airship products. • To enhance the next stage of the Company’s development, brought on a new Chairman of the Board with strategic government and DEA background to focus on revenue generation. • Begun implementation of debt reduction program.

3 GTC’s Recent Accomplishments • Awarded contracts or purchase orders to provide satellite communications equipment and services by numerous customers, including the U.S. Navy, the premier emergency response organization in the U.S. and the Ecker 1000 miles yacht race, generating record quarterly revenue for WSGI. • To diversify GTC’s satellite business operations, address a multi - billion dollar global market, and generate a new near - term revenue stream, successfully launched GTC’s new e - commerce Mobile Satellite Solutions (“MSS”) portal to provide satellite communications equipment and services to customers around the world. • Prepared and have begun to implement a strategic plan to increase revenues through GTC’s MSS portal, including increasing the Company’s advertising profile and increasing the number of products carried. • Initiated the process for GTC to become registered as a certified government contractor with the U.S. General Services Administration Schedule Program. • Responded to numerous requests for quote or proposal for satellite equipment, airtime or services that have been sent to GTC as a result of the website launch. • Actively engaged in ongoing negotiations regarding the construction of satellite ground stations for various government - related organizations.

4 WSGI’s Path Forward • Continue quarterly revenue growth for GTC and airship businesses • Successful demonstrations of Argus airship and Blimp in a Box for U.S. and international prospects • Participate in U.S. government - sponsored exercises • Proactive balance sheet management to extinguish aged legacy debt and settle historic issues and litigations • Prepare and implement a marketing and investor relations plan for the Company • Strengthen and expand partner relationships • Protect and expand our intellectual property portfolio

5 Forward Looking Statements Certain information and statements in this presentation constitute forward - looking statements . Words such as forecast, project, intend, expect, should, would, could, may, will, anticipates, believes, plans and other similar expressions and all statements which are not historical facts are considered forward - looking statements or information . These statements are based on WSGI ’ s current expectations, estimates, forecasts and projections about, among other things, the development and capabilities of its products, the operating environment, economies and markets in which the Company operates and the benefits and synergies of the joint WSGI - GTC entity . These forward - looking statements involve and are subject to important known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict, any of which could cause the Company to not achieve some or all of its goals or the Company's previously reported actual results and performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward - looking statements. For additional information with respect to risks and other factors which could occur, see the Company ’ s Annual Report on Form 10 - K, the Quarterly Reports on Form 10 - Q and the other securities filings of the Company with the SEC. The Company assumes no, and hereby disclaims any, intention or obligation to update or revise any forward - looking statements contained in this presentation, whether as a result of new information, future events or otherwise.